Exhibit 10.2

STOCK UNIT AGREEMENT UNDER THE

SCHOLASTIC CORPORATION 2001 STOCK INCENTIVE PLAN

     This Agreement (the “Agreement”) is entered into as of the ___ day of ____________ , 20__, by and between Scholastic Corporation (the “Company”) and _______________ (the “Participant”).

W I T N E S S E T H:

     WHEREAS, the Company has adopted the Scholastic Corporation 2001 Stock Incentive Plan (the “Plan”), which is administered by a Committee appointed by the Company’s Board of Directors (the “Committee”); and

     WHEREAS, pursuant to Section 3.3 of the Plan, the Committee also adopted guidelines for the grant of Stock Units under the Plan (the “Guidelines”), which constitute an Other Stock-Based Award under the Plan.

     NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.      Grant of Stock Units.

      Subject to the restrictions and other conditions set forth herein, the Committee has authorized this grant of __________ Stock Units on _____________, 20__ (the “Grant Date”).

        2.      Vesting and Payment.

            (a) Except as provided in Section 2(c) of this Agreement, 25% of the Award of Stock Units shall vest on a date that is thirteen months after the Grant Date (“Initial Vesting Date”) and an additional 25% of such Award of Stock Units shall vest on each succeeding anniversary of the Grant Date, provided that the Participant is continuously employed by the Company or any of its Affiliates (including any period during which the Participant is on leave of absence or any other break in employment in accordance with the Company’s policies and procedures) on each applicable vesting date.

            (b) Except as provided in Section 2(c) and Section 2A.4 of this Agreement, a share of Common Stock shall be distributed with respect to each vested Stock Unit as soon as practicable following the applicable vesting date.

            (c) Upon a Termination of Employment or Termination of Consultancy (as applicable) by the Participant for Good Reason, by the Company without Cause or as a result of the Participant’s death, Disability or Retirement, all outstanding unvested Stock Units shall immediately vest and a share of Common Stock with respect to each Stock Unit shall be distributed as soon as practicable following such termination; provided, however, that, if a Participant makes a deferral election with respect to such Award, the foregoing accelerated vesting and payment provisions shall not apply to the Award if the Participant’s Termination of Employment or Termination of Consultancy (as applicable) under the circumstances described herein occurs on or before the Initial Vesting Date; provided, further, however, that, the foregoing accelerated vesting and payment provisions shall apply to any unvested Stock Units covered by such Award if the Participant’s Termination of Employment or Termination of Consultancy (as applicable) under the circumstances described herein occurs after the Initial Vesting Date. Notwithstanding the foregoing, to the extent required by Section 409A of the Code and the Treasury Regulations upon a Termination of Employment or Termination of Consultancy (other than as a result of death or Disability) of a Key Employee, distributions shall be delayed until six months after Termination of Employment or Termination of Consultancy if such termination constitutes a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and the Treasury Regulations.

            (d) Except as otherwise provided in Section 2(c) of this Agreement, Stock Units that are not vested as of the date of the Participant’s Termination of Employment or Termination of Consultancy for any reason shall terminate and be forfeited in their entirety as of the date of such termination. Stock Units that are vested as of the date of the Participant’s Termination of Employment or Termination of Consultancy, as applicable, shall be distributed to the Participant as of the date of such termination.

     2A.      Deferral of Payment Date,

2A.1 Deferral Election. In accordance with the Guidelines, the Participant may elect to defer, for a period of time (expressed in whole years), of not less than five years, the scheduled payment dates of the Stock Units covered by the Award, provided that:

      (a)      in order for a deferral election under this Section 2A.1 to be effective, the Participant must make the election prior to one year from the date of the initial payment date;

      (b)      a deferral election made by the Participant pursuant to this Section 2A.1 shall defer each payment date by the same period of time elected (e.g., if a Participant elects a deferral period of five years, the Stock Units scheduled to be paid on October 19, 2007 will be paid on October 19, 2012, the Stock Units scheduled to be paid on September 19, 2008 will be paid on September 19, 2013, etc); and

      (c)      the Participant may not elect a deferral period (expressed in whole years) that is less than five years, measured from each of the payment dates.

It is intended that any deferral election made under this Section 2A.1 constitute a change in payment election covered by the transition relief available under IRS Notice 2005-1, Q&A-19(c), as modified by the Proposed Treasury regulations under Section 409A of the Code.

2A.2 Subsequent Deferral Elections. The Participant shall also be permitted to extend the deferred payment dates he or she elected pursuant to Section 2A.1, provided that: (a) in order to be effective, the Participant must make the subsequent deferral election at least (12) twelve months prior to the first scheduled deferred payment date; (b) a subsequent deferral election made by the Participant pursuant to this Section 2A shall defer each previously deferred payment date by the same period of time (expressed in whole years) of not less than five years; and (c) the Participant’s subsequent deferral election will not become effective until (12) twelve months after the date on which it is made.

2A.3 Procedures. The Participant must make any deferral election permitted under this section in writing on the election form and in accordance with the procedures established by the Company. A deferral election is valid solely with respect to the Stock Units identified on the election form and must comply with the requirements of Section 2A to be given effect.

2A.4 Deferred Distributions. If the Participant defers the payment of Stock Units under this section, the distribution of such units, to the extent vested, shall be made to the Participant on the earlier of: (a) the deferred payment date or (b) the Participant’s Termination of Employment or Termination of Consultancy, as applicable, subject to the special rules in such section applicable to distributions to Key Employees; provided, however, that, no distribution shall be made upon a Participant’s Termination of Employment or Termination of Consultancy unless such termination constitutes a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and the Treasury regulations thereunder.

2A.5 Section 409A. This Agreement is intended to comply with Section 409A of the Code and the Company shall construe, interpret and amend the provisions of this Agreement in such manner as the Company deems necessary, in its sole discretion, to comply with Section 409A of the Code but in no event shall the foregoing provisions or any other provision of this Agreement, the Plan or the Guidelines be construed as a guarantee by the Company of any particular tax treatment.

     3.      Withholding.

     Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold at any time. In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from the Participant’s normal pay or other amounts payable to the Participant. In addition, any statutorily required withholding obligation may be satisfied, in whole or in part, at the Participant’s election, in the form and manner prescribed by the Committee, by delivery of shares of Common Stock (including shares issuable under this Agreement).

     4.      Plan and Guidelines.

     In addition to the terms and conditions set forth herein, the Stock Units are subject to and governed by the terms and conditions set forth in the Plan and the Guidelines, which are hereby incorporated by reference. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan and the Guidelines.

     5.      Restrictions on Sale.

     Affiliates may resell Common Stock only pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act, or pursuant to another exemption from registration under the Securities Act.

     6.      Amendment.

     To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan.

     7.      Notices.

     Any notice given hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered in person; (ii) two (2) days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify): If to the Company, to:

Scholastic Corporation
557 Broadway
New York, New York 10012
Attention: Corporate Secretary Department

     If to the Participant, to the most recent address on file with the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

SCHOLASTIC CORPORATION

By:
Title:

PARTICIPANT